UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

Crown Crafts, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
The 2010 Annual Meeting of Stockholders of Crown Crafts, Inc. (the “Company”) was held on August 10, 2010 at 10:00 a.m., Central Daylight Time, at the Company’s executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana. The following tables reflect the certified tabulation of the votes with respect to each proposal submitted to a vote of the Company’s stockholders at the 2010 Annual Meeting. Abstentions were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.
On August 16, 2010, the Company issued a press release announcing the certified results of the votes cast with respect to Proposal 1 set forth below. A copy of that press release is attached hereto as Exhibit 99.1.
1. PROPOSAL 1: ELECTION OF DIRECTORS
a.
To elect three members to the Board of Directors to hold office as Class I Directors until the 2013 Annual Meeting of Stockholders. The three Class I Nominees that received a plurality of the properly cast votes were E. Randall Chestnut, Melvin L. Keating and Jon C. Biro, who were thereby elected as the Company’s Class I Directors. The tabulation of the certified results of the voting was as follows:

Nominee	For	Authority Withheld	Broker Non-Votes
Jon C. Biro	4,394,495	1,450	0
E. Randall Chestnut	3,437,767	5,664	0
William T. Deyo, Jr.	3,232,767	210,664	0
Melvin L. Keating	4,395,695	250	0
Richard L. Solar	3,232,767	210,664	0
b.
To elect one member to the Board of Directors to hold office as a Class II Director until the 2012 Annual Meeting of Stockholders. The Class II Nominee that received a plurality of the properly cast votes was Sidney Kirschner, who was thereby elected as a Class II Director. The tabulation of the certified results of the voting was as follows:

Nominee	For	Authority Withheld	Broker Non-Votes
Sidney Kirschner	7,833,712	5,664	0
2. PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending April 3, 2011. The tabulation of the certified results of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
7,817,220	13,643	8,513	0

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated August 16, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.
Date: August 16, 2010	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated August 16, 2010.

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